Exhibit 10.81

AMENDMENT 6 TO ACQUISITION AGREEMENT

This Amendment 6 to Acquisition Agreement (this “Amendment”), dated March 27, 2019 is entered into by and among China United Insurance Service, Inc., a company with limited liability incorporated under the laws of Delaware (“CUIS”) and the selling shareholders of Action Holdings Financial Limited (“AHFL”) as listed in Schedule I of this Amendment (the “Selling Shareholders”).

CUIS and the Selling Shareholders are collectively referred to as the “Parties” and each a “Party” under this Amendment.

WHEREAS, the Parties entered into the Acquisition Agreement on August 24, 2012 (the “Agreement”), pursuant to which CUIS acquired any and all issued and outstanding shares of AHFL and became the sole shareholder of AHFL, and the Parties agreed that CUIS shall pay the consideration set forth in Section 2.2 of the Agreement for such acquisition.

WHEREAS, the Company and the selling shareholders of AHFL entered into a fifth amendment to the Agreement, pursuant to which, on or prior to March 31, 2019, the Company is committed to distribute the cash payment in the amount of NT$15 million.

WHEREAS, the Selling Shareholders and CUIS desire to amend certain provisions of Sections 2.2(iii) of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions set forth herein, the Parties hereto agree as follows:

To amend and restate Sections 2.2(iii):

(iii) pay NT$15 million to the Selling Shareholders in the amounts set forth on Schedule I on or prior to March 31, 2021 or at any other time or in any other manner otherwise agreed upon by and among the Parties.

Capitalized terms defined in the Agreement have, unless expressly defined in this Amendment or the context requires otherwise, the same meaning in the Agreement.

Except amended by this Amendment, any other provision of the Agreement shall remain unchanged. This Amendment together with the Agreement shall constitute the entire agreement among the Parties with respect to the subject matter of the Agreement and shall supersede all previous communications of the Parties in respect of the subject matter of the Agreement. This Amendment is made in one or more counterparts, all of which will be considered one and the same agreement and will become effective. When one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF the Parties hereto have executed this Amendment as of the day and year first above written.

China United Insurance Service, Inc.

By: /s/ Yi-Hsiao Mao

Name: Yi-Hsiao Mao

Title: CEO